Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-147737, 333-08369-01, 333-108272, and 333-112329 of United Parcel Service, Inc. on Form S-3 and in Registration Statement Nos. 333-93213, 333-34054, 333-61112, and 333-70708 of United Parcel Service Inc. on Form S-8 our reports dated February 27, 2009, relating to the consolidated financial statements of United Parcel Service, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of the provisions of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes (an interpretation of FASB Statement No. 109),” on January 1, 2007, the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” on January 1, 2006, and the recognition and disclosure provisions of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (an amendment of FASB Statements No. 87, 88, 106, and 132(R)),” on December 31, 2006), appearing in this Annual Report on Form 10-K of United Parcel Service, Inc. for the year ended December 31, 2008.

Deloitte & Touche LLP

Atlanta, Georgia

February 27, 2009